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                            AGREEMENT TO PURCHASE SHARES

     Lincoln National Pension Insurance Company ("LNP), on its behalf and on behalf of Lincoln National Pension Variable Annuity Account C (the "Variable Account"), and Lincoln National Managed Fund, Inc. (the "Fund") hereby agree that shares of the Fund shall be made available to serve as an underlying investment medium for variable annuity contracts to be offered by LNP through the Variable Account subject to the following provisions:

     1. LNP represents and warrants that it is an insurance company duly organized and existing in good standing under Indiana law and that it has legally and validly established the Variable Account as permitted under Indiana law and has registered the Variable Account as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), to serve as a segregated investment account for certain variable annuity contracts (the "Contracts"). LNP further represents and warrants that the Contracts will be registered under the Securities Act of 1933, as amended (the "1933 Act"), and the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Contracts will provide for the allocation of net amounts received by LNP thereunder to separate divisions of the Variable Account designated as "sub-accounts" for investment in the shares of registered investment companies selected by LNP ("underlying funds"). The Fund will be an underlying fund for one of the sub-accounts.

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     2.   Fund shares may be purchased and redeemed by LNP in accordance with the provisions of the then current prospectus of the Fund. The Fund anticipates that it will make its shares available indefinitely for purchase by LNP hereunder, but the Fund reserves the right to suspend or terminate sales of its shares hereunder at any time or times when its Board of Directors makes a good faith determination that further sales would be to the detriment of current holders of Fund shares. In the event that the Fund determines to sell shares of the Fund to parties in addition to LNP, the Fund shall provide LNP with notice 60 days prior to such sales. LNP may terminate this Agreement following receipt of such notice upon written notice to the Fund at any time no less than five days prior to commencement of such additional sales.

     3. Payment for Fund shares shall be made by LNP within five days after placement of the order for Fund shares. The Fund reserves the right to delay issuance or transfer of Fund shares and/or to delay the accrual and/or declaration of dividends in accordance with any policy set forth in its then current prospectus with respect to such shares until any payment check has cleared. If payment is not received by the Fund or an agent of the Fund within the five-day period, the Fund may, without notice, cancel the order and require LNP to reimburse promptly the Fund for any loss suffered by the Fund resulting from such failure to make timely payment. The Fund represents and warrants


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that Fund shares sold hereunder shall be registered under the Securities Act of
1933 and duly authorized for issuance in accordance with Maryland law.

     4. LNP and its agents shall make no representation concerning the Fund or Fund shares except those contained in the then current prospectus of the Fund or in current printed sales literature of the Fund, or as otherwise approved by the Fund in writing.

     5. Administrative services to owners of and participants under Contracts shall be the responsibility of LNP and shall not be the responsibility of the Fund. The Fund will, at its cost, furnish LNP copies of its proxy material, reports to stockholders and other communications to stockholders in such quantities as LNP shall reasonably require for distribution to owners of or participants under the Contracts and LNP will distribute these materials to such owners or participants as required. The Fund will also, at LNP's cost, provide LNP with copies of its current prospectus in such quantities as LNP shall request for distribution in connection with sales of Contracts. LNP will vote Fund shares for which no instructions have been received in the same proportion as Fund shares for which instructions have been received from Contract owners. LNP and persons under its control will in no way recommend action in connection with the solicitation of proxies for Fund shares held in the Variable Account.


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     6.   The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares and shall provide LNP with as many copies of its current prospectus as LNP may reasonably request.

     7. This Agreement may be terminated as to the issuance of Fund shares as follows:

          (a) at the option of LNP or the Fund upon 90 days' written notice to the other party;

          (b) at the option of LNP if Fund shares are not available for any reason to meet the requirements of the Contracts as determined by LNP; or

          (c) at the option of the Fund upon institution of any proceedings against LNP relating to the Variable Account or the issuance and sale of the Contracts, by the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, the Indiana Insurance Commissioner or any other regulatory body.

          (d)  as provided in paragraph 2 hereof.

     8. (a) LNP agrees to indemnify and hold harmless the Fund and each of its directors who is not an "interested person" of the Fund, as defined in the 1940 Act (collectively the "Indemnified Parties") against any losses, claims, damages, liabilities (including amounts paid in settlement thereof with the written consent of LNP) or expenses or actions with respect thereto to which such Indemnified Parties may become subject, under the Federal securities laws or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements


                                         -4-
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               (i)  arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus of the Variable Account or contained in the Contracts or sales literature (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to an Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to LNP by such Indemnified Party expressly for use in the Registration Statement or prospectus for the Variable Account or the Contracts or sales literature (or any amendment or supplement);

               (ii) arise out of or as a result of conduct, statements, or representations (other than statements, or representations contained in the prospectus of the Fund and sales literature not supplied by
          LNP) of LNP or persons under its control, with respect to the sale and distribution of the Contracts, or

              (iii) arise as a result of any failure by LNP to provide the services and furnish the materials set forth in paragraph 4 hereof.

     LNP will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which LNP may otherwise have.

     (b) Promptly after receipt by any of the Indemnified Parties of notice of the commencement of any action, or the making of any claim for which indemnity may apply under this paragraph, the Indemnified Parties will, if a claim in respect thereof is to


                                         -5-
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be made against LNP, notify LNP of the commencement thereof; but the omission so to notify LNP will not relieve LNP from any liability which it may have to the Indemnified Parties otherwise than under this Agreement. In case any such action is brought against the Indemnified Parties, and LNP is notified of the commencement thereof, LNP will be entitled to participate therein and to assume the defense thereof, with counsel satisfactory to the party named in the action, and after notice from LNP to such party of LNP's election to assume the defense thereof, LNP will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party inde-pendently in connection with the defense thereof other than reasonable costs of investigation.

     Executed and agreed to this ___ day of __________________ , 1983.


                         LINCOLN NATIONAL PENSION INSURANCE
                                        COMPANY


                         By
                           --------------------------------
                                   Vice President


                         LINCOLN NATIONAL MANAGED FUND, INC.


                         By
                           --------------------------------


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